Exhibit (b)(5)

                               SCUDDER MONEY FUNDS

                             Redesignation of Series

         The undersigned, being a majority of the Trustees of the Scudder Money Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated January 20, 1998, as amended (the "Declaration of Trust"), do hereby amend the Redesignation of Series dated March 20, 2002, as filed with the Secretary of the Commonwealth of Massachusetts on April 8, 2002, as follows:

         The series designated "Scudder Government Money Fund" is hereby redesignated as "Scudder Government & Agency Money Fund."

         The relative rights and preferences of such series shall continue to be as set forth in the Declaration of Trust.


         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                       /s/Lewis A. Burnham
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John W. Ballantine, Trustee                 Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                        /s/James R. Edgar
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Donald L. Dunaway, Trustee                  James R. Edgar, Trustee



/s/Paul K. Freeman                          /s/Richard T. Hale
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Paul K. Freeman, Trustee                    Richard T. Hale, Trustee



/s/Robert B. Hoffman                        /s/Shirley D. Peterson
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Robert B. Hoffman, Trustee                  Shirley D. Peterson, Trustee



/s/Fred B. Renwick                          /s/John G. Weithers
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Fred B. Renwick, Trustee                    John G. Weithers, Trustee




Dated:  March 17, 2004